Exhibit 20.2

                  IQ POWER TECHNOLOGY INC. (the "Corporation")

                                    P R O X Y

Type of Meeting:    Annual General Meeting
Meeting Time:       4:00 p.m., Pacific Time
Meeting Date:       June 28, 2002
Meeting Location:   Boardroom, 708 - 1111 West Hastings Street
                    Vancouver, B.C., Canada

This proxy will be used at the meeting indicated above and is solicited by the management of the Corporation.

The undersigned registered shareholder of the Corporation hereby appoints Peter Braun, the President of the Corporation, or failing him, Gregory Sasges, the Secretary of the Corporation, or in the place of the foregoing, (Please Print
Name) as proxyholder for and on behalf of the undersigned, with the power of substitution, to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the annual general meeting of the Corporation and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the meeting or any adjournment thereof.

Resolutions (For full details of each item please see the notice of meeting and management proxy circular which accompanied this proxy form. Please indicate your vote by placing an "X" in the appropriate column opposite the resolution).

                                                   For      Against   Abstain

1.      Establishing the number of Directors of
        the Corporation at 6 for the ensuing year: ______   ______    ______

                                                     For    Withhold

2a.     Electing Hans Ambos as director:           ______   ______

2b.     Electing Dr. Gunther C. Bauer as director: ______   ______

2c.     Electing Peter E. Braun as director:       ______   ______

2d.     Electing Russell French as director:       ______   ______

2e.     Electing John Lawson as director:          ______   ______

2f.     Electing Gregory Sasges as director:       ______   ______

3.      Appointing Deloitte Touche as auditor at
        a remuneration to be fixed by the
        Directors:                                 ______   ______

                                                   For      Against   Abstain

4.      Approving the Special Resolution to
        amend the Articles to change the
        Corporation's name:                        ______   ______    ______

                                                   For      Against   Abstain

5.      Approving the Special Resolution to
        amend the Articles to create a class of
        Preferred Shares:                          ______   ______    ______

6.      Approving the Special Resolution to
        amend the Articles to establish British
        Columbia as the province within which
        the Corporation must have its registered
        office and to incorporate holding
        shareholders' meetings outside of Canada:  ______   ______    ______

7.      Approving Stock Options and Amendment of
        Stock Option Plan:                         ______   ______    ______

8.      Approving Amendment of Incentive Plan:     ______   ______    ______

9.      Approving Director Remuneration Proposal:  ______   ______    ______

10.     Confirming Amended By-law Number One:      ______   ______    ______

11.     Approving acts of Directors:               ______   ______    ______

The undersigned hereby revokes any proxy previously given to attend and vote at the meeting

Signature:________________________________      Date:___________________________
Please Print Name:________________________
Number of securities voted if not otherwise specified.__________________________

This proxy form is not valid unless it is signed and dated. If this proxy is not dated in the space provided, it is deemed to bear the date on which it was mailed by management. If someone other than the registered shareholder of the Corporation signs this proxy on the shareholder's behalf, authorizing documentation acceptable to the Chairman of the meeting must be deposited with this proxy form. See reverse.

Subject to the discretion of the chairman of the meeting, to be effective, this proxy form must be received at the office of Computershare Trust Company of Canada, or the Corporation, by mail or by fax no later than 48 hours prior to the time of the meeting. The following are the mailing address and facsimile number of Computershare Trust Company of Canada: Fourth Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, Facsimile No.: (604) 683-3694.

Notes:

1. If you cannot attend the meeting but wish to vote on the resolutions and to appoint one of the management nominees, please leave the wording appointing the management nominees as shown, sign and date and return the proxy form. You have the right to appoint another person, who need not be a shareholder of the Corporation, to attend and act for you and on your behalf at the meeting. If you wish to appoint another person, you may do so by crossing off the names of the management nominees and inserting your appointed proxyholder's name in the space provided. Your appointed proxyholder will then have to attend the meeting if your vote is to be counted. You may also appoint an alternate proxyholder to act in the place of an absent proxyholder.

2. The securities represented by this proxy form will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for in respect of any resolution and, if you have specified a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Where you specify no choice on a resolution, this proxy form confers discretionary authority on your appointed proxyholder. In such case, a nominee of management acting as proxyholder will vote the securities as if you had specified an affirmative vote. With respect to any amendments or variations in any of the resolutions shown on the proxy form, or other matters that may properly come before the meeting, the nominee appointed as your nominee will vote the securities as he or her, in his or her sole discretion, sees fit. Notwithstanding the foregoing, this proxy shall not confer authority to vote in respect of the appointment of an auditor or the election of a director unless a bona fide proposed nominee for the appointment or election is named in the proxy.

3. If you have returned a proxy form and later decide to vote in person, you may do so by attending the meeting. Please register your attendance with the Corporation's scrutineers at the meeting and inform them that you have previously returned a proxy form.

4. If the proxy form is signed on your behalf by your attorney or, if the shareholder is a corporation, by an officer or attorney for the corporation and is not under the corporation's common seal, the power of attorney or a director's resolution, as the case may be, or a notarial copy thereof, must accompany the proxy form.